Exhibit (d)(7)

MATE CAYMAN HOLDINGS, LLC

SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (“Agreement”) entered into as of the 5th day of December, 2025, by and between Man Solutions LLC (the “Adviser”), a Delaware limited liability company with its principal place of business at 1345 Avenue of the Americas, 21st Floor, New York, NY 10105, and AHL Partners LLP, a limited liability partnership incorporated in England and Wales with its principal place of business in London, England (the “Sub-Adviser”).

WHEREAS, MATE Cayman Holdings, LLC (the “Company”) is a wholly-owned subsidiary of the Man Active Trend Enhanced ETF (the “Fund”), a series of the Man ETF Series Trust (the “Trust”), a Delaware statutory trust and management investment company registered as such under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”);

WHEREAS, the Sub-Adviser is authorized and regulated by the Financial Conduct Authority of the United Kingdom (the “FCA”), is registered as an investment adviser under the Advisers Act, is registered as a commodity pool operator and a commodity trading advisor with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”);

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 5, 2025 (the “Advisory Agreement”) with the Company, relating to the provision of portfolio management services to the Company;

WHEREAS, the Advisory Agreement provides that, in carrying out its responsibilities under the Advisory Agreement with respect to the Company, the Adviser may employ, retain or otherwise avail itself of the services of one or more sub-advisers;

WHEREAS, the Adviser desires to retain the Sub-Adviser to render portfolio management services to the Company in the manner and on the terms set forth in this Agreement, and the Sub-Adviser is willing to provide such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.    Appointment and Acceptance of Appointment. The Adviser hereby appoints the Sub-Adviser to act as an investment sub-adviser to the Company for the periods and on the terms herein set forth. The Sub-Adviser accepts such appointment and, in recognition of the value of the compensation paid to it for services provided to the Fund, agrees to render the services herein set forth at no additional compensation.

2.    Sub-Advisory Services.

(a)  The Sub-Adviser shall, subject to the supervision and oversight of the Adviser, manage the investment and reinvestment of such portion of the assets of the Company, as the Adviser may from time to time allocate to the Sub-Adviser for management (the “Sub-Advised Assets”). The Sub-Adviser shall manage the Sub-Advised Assets in conformity with (i) the investment objective, policies and restrictions of the Company set forth in the Trust’s prospectus and statement of additional information, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures, established by the Adviser or the Company that have been furnished in writing to the Sub-Adviser; (ii) the written instructions and directions received from the Adviser and/or the Company as delivered; (iii) the rules and guidance issued by the FCA from time to time; and (iv) the requirements of the Investment Company Act, the Advisers Act, the Commodity Exchange Act, as amended (“CEA”), and all other federal and state laws applicable to registered investment companies and the Sub-Adviser’s duties under this Agreement, all as may be in effect from time to time. Without limitation of the foregoing, the Sub-Adviser shall comply with all statutory and regulatory requirements relating to derivatives transactions entered into by the Sub-Adviser for or on behalf of the Company, including without limitation, compliance with all recordkeeping and reporting requirements pursuant to Parts 43, 45 and 46 of the regulations of the CFTC (provided, however, that, upon request by the Adviser, the Sub-Adviser shall provide such records to the Adviser within three business days in order for the Adviser and the Company to be in compliance with CFTC Regulation 45.2(e)(2)) and comparable rules of the United States Securities and Exchange Commission (“SEC”) (collectively, the “Derivatives Recordkeeping and Reporting Rules”). The foregoing are referred to below together as the “Policies.”

For purposes of compliance with the Policies, the Sub-Adviser shall be entitled to treat the Sub-Advised Assets as though the Sub-Advised Assets constituted the entire Company, and the Sub-Adviser shall not be responsible in any way for the compliance of any assets of the Company, other than the Sub-Advised Assets, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Company, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Sub-Advised Assets may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 2(a), however, (i) the Sub-Adviser shall, upon and in accordance with written instructions from the Adviser, effect such portfolio transactions for the Sub-Advised Assets as the Adviser shall determine are necessary in order for the Company to comply with the Policies, and (ii) upon notice to the Sub-Adviser, the Adviser may effect in-kind redemptions with shareholders of the Company with securities included within the Sub-Advised Assets.

The Sub-Adviser is authorized (i) to sign any documentation or agreements related to any transactions or matter involving the insolvency, bankruptcy, or potential thereof, of any issuer of a security, including any documentation or agreements related to any composition, compromise, assignment or arrangement made between any issuer of a security with any of its creditors held in the Company, (ii) to register any security issued in relation to any insolvency, bankruptcy, restructuring or potential thereof, of any issuer, in the Company’s name, and (iii) to sign agreements and other associated documentation related to an exchange, tender, or other early extinguishment of securities held in the Company.

(b)  Absent instructions from the Adviser or the Company to the contrary, the Sub-Adviser shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer or other person who deals in the securities in which the Company is trading. With respect to common and preferred stocks, in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall use its best judgment to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Company and/or other account over which the Sub-Adviser and/or an affiliate of the Sub-Adviser exercises investment discretion. With respect to securities other than common and preferred stocks, in placing orders with brokers, dealers or other persons, the Sub-Adviser shall attempt to obtain the best net price and execution of its orders, provided that to the extent the execution and price available from more than one broker, dealer or other such person are believed to be comparable, the Sub-Adviser may, at its discretion but subject to applicable law, select the executing broker, dealer or such other person on the basis of the Sub-Adviser’s opinion of the reliability and quality of such broker, dealer or such other person; broker or dealers selected by the Sub-Adviser for the purchase and sale of securities or other investment instruments for the Sub-Advised Assets may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rules 17e-1 and 10f-3 under the Investment Company Act and the Trust’s Rule 17e-1 and Rule 10f-3 Procedures, respectively, in all respects, or any other applicable exemptive rules or orders applicable to the Sub-Adviser. Notwithstanding the foregoing, the Sub-Adviser will not effect any transaction with a broker or dealer that is an “affiliated person” (as defined under the Investment Company Act) of the Sub-Adviser or the Adviser without the prior approval of the Adviser. The Adviser shall provide the Sub-Adviser with a list of brokers or dealers that are affiliated persons of the Adviser.

(c)  The Sub-Adviser acknowledges that the Adviser and the Trust may rely on Rules 17a-7, 17a-10, 10f-3 and 17e-1 under the Investment Company Act, and the Sub-Adviser hereby agrees that it shall not consult with any other investment adviser to the Trust with respect to transactions in securities for the Sub-Advised Assets or any other transactions in the Trust’s assets, other than for the purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the Investment Company Act.

(d)  The Sub-Adviser has provided the Adviser with a true and complete copy of its compliance policies and procedures for compliance with “federal securities laws” (as such term is defined under Rule 38a-1 under the Investment Company Act) and Rule 206(4)-7 under the Advisers Act (the “Sub-Adviser Compliance Policies”). The Sub-Adviser’s chief compliance officer (“Sub-Adviser CCO”) shall provide to the Trust’s Chief Compliance Officer (“Trust CCO”) or his or her delegate promptly (and in any event within 10 business days) the following:

(i)   a report of any material changes to the Sub-Adviser Compliance Policies;

(ii)  a report of any “material compliance matters,” as defined by Rule 38a-1 under the Investment Company Act, that have occurred in connection with the Sub-Adviser Compliance Policies;

(iii) a copy of the Sub-Adviser CCO’s report with respect to the annual review of the Sub-Adviser Compliance Policies pursuant to Rule 206(4)-7 under the Advisers Act; and

(iv)  an annual (or more frequently as the Trust CCO may request) certification regarding the Sub-Adviser’s compliance with Rule 206(4)-7 under the Advisers Act and Section 38a-1 under the Investment Company Act as well as the foregoing sub-paragraphs (i) - (iii).

(e)  The Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Company as well as other fiduciary or agency accounts managed by the Sub-Adviser, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to other securities. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most fair and equitable over time to the Company and to its other accounts.

(f)  The Sub-Adviser, in connection with its rights and duties with respect to the Company shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(g)  The services of the Sub-Adviser hereunder are not deemed exclusive and the Sub-Adviser shall be free to render similar services to others (including other investment companies) so long as its services under this Agreement are not impaired thereby. The Sub-Adviser will waive enforcement of any non-compete agreement or other agreement or arrangement to which it is currently a party that restricts, limits, or otherwise interferes with the ability of the Adviser to employ or engage any person or entity to provide investment advisory or other services and will transmit to any person or entity notice of such waiver as may be required to give effect to this provision; and the Sub-Adviser will not become a party to any non-compete agreement or any other agreement, arrangement, or understanding that would restrict, limit, or otherwise interfere with the ability of the Adviser or any of its affiliates to employ or engage any person or organization, now or in the future, to manage the Company or any other assets managed by the Adviser.

(h)  The Sub-Adviser shall furnish the Adviser reports concerning portfolio transactions and performance of the Sub-Advised Assets as the Adviser may reasonably determine in such form as may be mutually agreed upon, and agrees to review the Sub-Advised Assets with the Adviser and discuss the management of them. The Sub-Adviser shall promptly respond to requests by the Adviser and the Company or their delegates for copies of the pertinent books and records maintained by the Sub-Adviser relating directly to the Company. The Sub-Adviser shall also provide the Adviser with such other information and reports, including information and reports related to compliance matters, as may reasonably be requested by it from time to time, including without limitation all material requested by or required to be delivered to the Board of Trustees of the Trust (the “Board”).

(i)  The Sub-Adviser shall vote proxies relating to the Company’s investment securities in accordance with (i) the Trust’s proxy voting policies and procedures, which provide that the Sub-Adviser shall vote all proxies relating to securities held by the Company and, subject to the Trust’s policies and procedures, shall use proxy voting policies and procedures adopted by the Sub-Adviser in conformance with Rule 206(4)-6 under the Investment Advisers Act.

(j)  The Sub-Adviser shall cooperate promptly and fully with the Adviser and/or the Company in responding to any regulatory or compliance examinations or inspections (including any information requests) relating to the Company or the Adviser brought by any governmental or regulatory authorities. The Sub-Adviser shall provide the Trust CCO or his or her delegate with notice within a reasonable period (but in any event within three business days) of any deficiencies or other issues identified by the SEC in an examination or otherwise that relate to or that may affect the Sub-Adviser’s responsibilities with respect to the Company.

(k)  The Sub-Adviser shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of the Sub-Advised Assets. The Sub-Adviser shall not be responsible for the preparation or filing of any other reports required on behalf of the Sub-Advised Assets, except as may be expressly agreed to in writing.

(l)  The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Sub-Advised Assets, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act, CFTC Regulations 4.23 and 4.33 or the Derivatives Recordkeeping and Reporting Rules that are prepared or maintained by the Sub-Adviser on behalf of the Company are the property of the Company and will be surrendered promptly to the Company upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act the records required to be maintained under Rule 31a-1 under the Investment Company Act.

(m)  The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser’s ability to fulfill its commitments under this Agreement.

(n)  Upon request from the Adviser, or the custodian or recordkeeping agent of the Company, the Sub-Adviser will, to the best of its ability, provide reasonable assistance to the Adviser, custodian or recordkeeping agent in determining or confirming, consistent with the procedures and policies stated in the Trust’s valuation policy and procedures and/or the Trust’s prospectus and statement of additional information (as may be amended from time to time), the value of any of the Company’s holdings or other assets. Such reasonable assistance shall include

(but is not limited to) verifying pricing and providing fair valuations or recommendations for fair valuations to the Adviser. In addition, if the Sub-Adviser becomes aware, over the course of its regular activities, that (1) the value of any holding of the Company does not appear to reflect corporate actions, news, or other significant events; (2) a market quotation is not readily available or is deemed to be unreliable; or (3) the holding otherwise requires a review to determine if a fair valuation is necessary under the policies and procedures of the Sub-Adviser used to determine the value of portfolio holdings, the Sub-Adviser will, to the best of its ability, promptly notify the Company or the Adviser. The Sub-Adviser shall have written policies and procedures that address the above requirements. The Sub-Adviser shall notify the Company and the Adviser immediately if it identifies any error in connection with the valuation of a Sub-Advised Asset.

3.    Representations and Warranties of the Parties

(a)  The Sub-Adviser represents and warrants to the Adviser as follows:

(i)   The Sub-Adviser is a registered investment adviser under the Advisers Act; is registered with the CFTC as a commodity pool operator and a commodity trading advisor under the CEA; and a member of the NFA;

(ii)  The Form ADV that the Sub-Adviser has previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Sub-Adviser will promptly provide the Adviser and the Company with a complete copy of all subsequent amendments to its Form ADV;

(iii) The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage;

(iv)  The Sub-Adviser has adopted and implemented (1) written policies and procedures pursuant to, and in accordance with, Rule 38a-1 under the Investment Company Act and Rule 206(4)-7 under the Advisers Act; (2) written policies and procedures reasonably designed to address cybersecurity risks; and (3) a written business continuity plan reasonably designed to address operational and other risks related to a significant disruption in the Sub-Adviser’s operations; and

(v)   This Agreement has been duly authorized and executed by the Sub-Adviser.

(b)  The Adviser represents and warrants to the Sub-Adviser as follows:

(i)   The Adviser is registered under the Advisers Act; is registered with the CFTC as a commodity pool operator and a commodity trading advisor under the CEA; and is a member of the NFA; and

(ii)  The Agreement has been duly authorized and executed by the Adviser.

4.    Obligations of the Adviser.

(a)  The Adviser shall provide (or cause the Company’s Custodian (as defined in Section 5 hereof, the Company’s accountant and the Company’s distributor) to provide) timely information to the Sub-Adviser regarding such matters as the composition of the Sub-Advised Assets, cash requirements and cash available for investment in the Sub-Advised Assets, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

(b)  The Adviser has furnished the Sub-Adviser with a copy of the prospectus and statement of additional information of the Fund and it agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Adviser agrees to furnish the Sub-Adviser with copies of any financial statements or reports made by the Company to its shareholders, and any further materials or information that the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

5.    Custodian. The Adviser shall provide the Sub-Adviser with a copy of the Company’s agreement with the custodian designated to hold the assets of the Company (the “Custodian”) and any material modifications thereto (the “Custody Agreement”) that may affect the Sub-Adviser’s duties, copies of such modifications to be provided to the Sub-Adviser reasonably in advance of the effectiveness of such modifications. The Sub-Advised Assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Company shall be delivered directly to the Custodian.

6.    Use of Name. During the term of this Agreement, the Adviser shall have permission to use the Sub-Adviser’s name in the offering and marketing of the Company, and agree to furnish the Sub-Adviser, for its prior approval at its principal office all prospectuses, brochures, advertisements, promotional materials, web-based information, proxy statements shareholder reports and other similar informational materials that are to be made available to shareholders of the Company or to the public and that refer to the Sub-Adviser in any way. During the term of this Agreement, the Sub-Adviser shall not use the Adviser’s name or the Company’s name without the prior consent of the Adviser.

7.    Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with the performance of its duties under paragraph 2 hereof other than the cost (including taxes, brokerage commissions and other transaction costs, if any) of the securities or other investment instruments purchased or sold for the Company.

8.    Compensation of the Sub-Adviser. The Sub-Adviser, in recognition of the value of the compensation paid to it for services provided to the Fund, will receive no compensation for the services hereunder.

9.    Independent Contractor Status. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Company or the Adviser in any way or otherwise be deemed an agent of the Company or the Adviser.

10.   Liability and Indemnification.

(a)  Liability. The duties of the Sub-Adviser shall be confined to those expressly set forth herein with respect to the Sub-Advised Assets. The Sub-Adviser shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss directly resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. The Sub-Adviser shall have no liability for any indirect, incidental, consequential, special, exemplary or punitive damages even if the Sub-Adviser has been advised of the possibility of such damages. Furthermore, under no circumstances shall the Sub-Adviser be liable for any loss arising out of any act or omission taken by another sub-adviser, or any other third party, in respect of any portion of the Compnay’s assets not managed by the Sub-Adviser pursuant to this Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to relieve the Sub-Adviser of any liability it would otherwise have under applicable federal securities laws.

(b)  Indemnification.

(i)  The Sub-Adviser shall indemnify the Adviser and the Company, and their respective affiliates and controlling persons (the “Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Adviser or the Company and their respective affiliates and controlling persons may sustain as a result of the Sub-Adviser’s breach of this Agreement or its representations and warranties herein or as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the either of the Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

(ii)  The Adviser shall indemnify the Sub-Adviser, its affiliates and its controlling persons (the “Sub-Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, the Adviser’s breach of this Agreement or its representations and warranties herein or as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of their duties hereunder or violation of applicable law; provided, however, that the Sub-Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

11.   Effective Date and Termination. This Agreement shall become effective with respect to the Company on the date that the Company commences investment operations (the “Effective Date”), and:

(a)  unless otherwise terminated, this Agreement shall continue in effect for an initial term of two years, and thereafter from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Company, and (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on such approval (except that no in person meeting will be required in the event that SEC guidance or exemptive relief permits action without an in person meeting);

(b)  this Agreement may at any time be terminated on 60 days’ written notice to the Sub-Adviser either by vote of the Board or by vote of a majority of the outstanding voting securities of the Company;

(c)  this Agreement shall automatically terminate in the event of its “assignment,” as such term is defined in Section 2(a)(4) of the Investment Company Act, or upon the termination of the Advisory Agreement;

(d)  this Agreement may be terminated by the Sub-Adviser on 60 days’ written notice to the Adviser and the Company, or by the Adviser immediately upon notice to the Sub-Adviser; and

(e)  termination of this Agreement pursuant to this Section 11 shall be without the payment of any penalty.

12.   Amendment. This Agreement may be amended at any time by mutual consent of the Adviser and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Company and by vote of a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such approval.

13.   Assignment. The Sub-Adviser may not assign this Agreement. The Sub-Adviser shall notify the Adviser in writing sufficiently in advance of any proposed change of “control,” as defined in Section 2(a)(9) of the Investment Company Act, so as to enable the Company and/or the Adviser to: (a) consider whether an assignment will occur, (b) consider whether to enter into a new Sub-Advisory Agreement with the Sub-Adviser or its successor as a result of such change of control, and (c) prepare, file, and deliver any disclosure document to the Company’s shareholders as may be required by applicable law.

14.   Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 11(c) hereof) and, to the extent provided in paragraph 10 hereof, each Sub-Adviser and Adviser Indemnified Person. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

15.   Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding any party’s customers or consumers is disclosed to the other party in connection with this Agreement, the other party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

16.   Confidentiality. Any information or recommendations supplied by either the Adviser or the Sub-Adviser, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including without limitation portfolio holdings of the Company, financial information or other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”) and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, the Custodian, and such persons as the Adviser may designate in connection with the Sub-Advised Assets.

17.   Notices. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

For: Man Solutions LLC

1345 Avenue of the Americas

21st Floor

New York, NY 10105

Attn: US Legal

For: AHL Partners LLP

Riverbank House

2 Swan Lane

London EC4R 3AD

United Kingdom

Attn: Product Legal

18.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.   Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, or any applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with the applicable provisions of the Investment Company Act, the Investment Company Act shall control.

20.   Severability and Survival. Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein. Section 10 shall survive the termination of this Agreement.

21.   CFTC Legend. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

Man Solutions LLC

By: /s/ Lisa Muñoz

Name: Lisa Muñoz

Title: Secretary

Man Investments Limited, as managing member of AHL Partners LLP

By: /s/ Tom Griffiths

Name: Tom Griffiths

Title: Authorised Signatory

By: /s/ Danielle Moran

Name: Danielle Moran

Title: Authorised Signatory